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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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FIRST UNION REAL ESTATE INVESTMENTS
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AT THE COMPANY                                       IN CLEVELAND, OHIO
--------------                                       ------------------
Thomas T. Kmiecik                                    Stanley L. Ulchaker
Senior Vice President and Treasurer                  Edward Howard & Co.
(216) 781-4030                                       (216) 781-2400

FOR IMMEDIATE RELEASE

                     FIRST UNION RESCHEDULES ANNUAL MEETING
                     --------------------------------------

CLEVELAND, OHIO, MARCH 31, 1998 -- FIRST UNION REAL ESTATE INVESTMENTS (NYSE:FUR) today announced, with state court approval, that it has rescheduled its 1998 annual meeting of shareholders for Tuesday, May 19, at 10:00 AM. Shareholders of record as of Tuesday, April 28, will be entitled to vote. The meeting will be held at One Cleveland Center in Cleveland.

The Trustees believe the May meeting date will provide shareholders with sufficient time to evaluate both the First Union and Gotham plans before voting their proxies. The annual meeting had previously been scheduled for Tuesday, April 14.

First Union Real Estate Investments is a unique stapled-stock real estate investment trust (REIT) headquartered in Cleveland, Ohio, and traded on the New York Stock Exchange.

                                      # # #


In connection with the annual meeting of the beneficiaries of First Union Real Estate Equity and Mortgage Investments ("First Union"), First Union will be soliciting proxies against a proposal of certain beneficiaries and related nominations for seats on the Board of Trustees of First Union. First Union and certain persons named below may be deemed to be "participants" within the meaning of Regulation 14A under the Securities Exchange Act of 1934 in the solicitation of proxies. The "participants" in this solicitation may include the Trustees of First Union (James C. Mastandrea, Kenneth K. Chalmers, William E. Conway, Daniel G. DeVos, Allen H. Ford, Russell R. Gifford, Spencer H. Heine, James M. Delaney and Herman J. Russell) and the following executive officers of First Union: James C. Mastandrea, Steven M. Edelman, Paul F. Levin, John J. Dee and Thomas T. Kmiecik. As of February 13, 1998, Mr. Mastandrea beneficially owned 915,559 shares (including shares subject to options exercisable within 60 days) of beneficial interests in First Union. None of the remaining "participants" beneficially owns in excess of 1% of First Union's equity securities. Because the dissident beneficiaries have threatened to terminate certain executives of The Trust including Mr. Mastandrea if they win, the named executive officers and certain other officers and employees party to change in control agreements with First Union may be deemed to have an "interest" in the solicitation of proxies.